UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2019, First Northwest Bancorp (the “Company”), the holding company of First Federal Savings & Loan Association of Port Angeles (the “Bank”), received and accepted the resignation of Laurence J. Hueth as President and Chief Executive Officer and a director of the Company, effective immediately. The Company’s Board of Directors appointed Matthew P. Deines, currently President and Chief Executive Officer of the Bank, as President and Chief Executive Officer and a director of the Company to fill the vacancy created by Mr. Hueth’s resignation, also effective December 5, 2019. Mr. Deines is expected to be nominated for reelection as a director at the Company’s annual meeting of shareholders to be held in May 2020.

Mr. Hueth’s resignation is related to the executive management transition plan previously announced on August 1, 2019 and reported in the Company’s Current Report on Form 8-K filed on August 5, 2019 (the “August 2019 8-K”). There is no disagreement between Mr. Hueth and the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Deines, age 46, is a seasoned local community banker with more than 17 years of experience in the banking industry. Before joining the Bank on August 1, 2019, Mr. Deines served most recently as Executive Vice President and Chief Financial Officer at Liberty Bay Bank from November 2018 to May 2019. He previously served as Executive Vice President and Chief Financial Officer of Sound Financial Bancorp (or its predecessor) since its incorporation in 2008 and of Sound Community Bank (or its predecessor) beginning in February 2002, in each case until March 2018.

Other than the employment agreement included as Exhibit 10.1 to the August 2019 8-K, which also sets forth Mr. Deines’ compensation arrangements, there is no arrangement or understanding between Mr. Deines and any other persons or entities pursuant to which he has been appointed as an executive officer or a director of the Company. As an executive officer of the Company, Mr. Deines is not entitled to any additional compensation for his service as a director. There are no family relationships between him and any other executive officer or director of the Company or the Bank or any transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	December 6, 2019	/s/ Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer